                                        TRANSFER AGENCY AND SERVICE AGREEMENT

                                                       between

                                     THRIVENT FINANCIAL SECURITIES LENDING TRUST

                                                         and

                                         STATE STREET BANK AND TRUST COMPANY

                                                  TABLE OF CONTENTS

                                                                                                             Page

         1.       Terms of Appointment; Duties of the Transfer Agent                                              1

         2.       Fees and Expenses                                                                               3

         3.       Representations and Warranties of the Transfer Agent                                            4

         4.       Representations and Warranties of the Fund                                                      4

         5.       Data Access and Proprietary Information                                                         5

         6.       Indemnification                                                                                 6

         7.       Standard of Care                                                                                7

         8.       Covenants of the Fund and the Transfer Agent                                                    7

         9.       Termination of Agreement                                                                        8

         10.      Additional Funds                                                                                9

         11.      Assignment                                                                                      9

         12.      Amendment                                                                                       9

         13.      Massachusetts Law to Apply                                                                      9

         14.      Force Majeure                                                                                   9

         15.      Consequential Damages                                                                          10

         16.      Merger of Agreement                                                                            10

         17.      Counterparts                                                                                   10

         18.      Reproduction of Documents                                                                      10

                                         TRANSFER AGENCY AND SERVICE AGREEMENT

AGREEMENT  made as of the _______ day of August,  2004,  by and between  THRIVENT  FINANCIAL  SECURITIES  LENDING
TRUST, a  Massachusetts  business trust,  having its principal  office and place of business at 625 Fourth Avenue
South,  Minneapolis,  Minnesota  55415 (the "Fund"),  and STATE STREET BANK AND TRUST  COMPANY,  a  Massachusetts
trust company having its principal  office and place of business at 225 Franklin  Street,  Boston,  Massachusetts
02110 (the "Transfer Agent").

WHEREAS,  the Fund is  authorized  to issue  shares  in  separate  series,  with each  such  series  representing interests in a separate portfolio of securities and other assets; and

WHEREAS,  the Fund  intends to  initially  offer shares in one (1) series,  the  [__________]  (each such series, together  with all other  series  subsequently  established  by the Fund and made  subject to this  Agreement  in accordance with Article 10, being herein referred to as a "Portfolio", and collectively as the "Portfolios");

WHEREAS,  the Fund on behalf of the  Portfolios  desires to appoint the  Transfer  Agent as its  transfer  agent, dividend  disbursing  agent,  custodian of certain  retirement  plans and agent in connection  with certain other activities, and the Transfer Agent desires to accept such appointment;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

l.         Terms of Appointment; Duties of the Transfer Agent

1.1        Subject  to the  terms  and  conditions  set  forth in this  Agreement,  the  Fund,  on  behalf of the
           Portfolios,  hereby  employs and appoints the Transfer  Agent to act as, and the Transfer Agent agrees to act as its transfer agent for the Fund's  authorized and issued shares of its common stock,  $0.001 par value,  ("Shares"),  dividend disbursing agent, custodian of certain retirement plans and agent in connection with any  accumulation,  open-account or similar plans provided to the shareholders of each of the  respective  Portfolios of the Fund  ("Shareholders")  and set out in the  currently  effective prospectus  and  statement  of  additional  information  ("prospectus")  of the Fund on  behalf of the
           applicable  Portfolio,   including  without  limitation  any  periodic  investment  plan  or  periodic withdrawal program.

1.2        The Transfer Agent agrees that it will perform the following services:

           (a)      In accordance with procedures  established from time to time by agreement between the Fund on behalf of each of the Portfolios,  as applicable and the Transfer  Agent,  the Transfer Agent shall:

                    (i)      Receive for  acceptance,  orders for the purchase of Shares,  and  promptly  deliver payment  and  appropriate  documentation  thereof  to  the  Custodian  of  the  Fund authorized pursuant to the Declaration of Trust of the Fund (the "Custodian");

                    (ii)     Pursuant to purchase  orders,  issue the appropriate  number of Shares and hold such
                             Shares in the appropriate Shareholder account;

                    (iii)    Receive for acceptance redemption requests and redemption directions and deliver the appropriate documentation thereof to the Custodian;

                    (iv)     In respect to the  transactions  in items (i),  (ii) and (iii)  above,  the Transfer
                             Agent shall  execute  transactions  directly with  broker-dealers  authorized by the
                             Fund who shall thereby be deemed to be acting on behalf of the Fund;

                    (v)      At the  appropriate  time as and when it receives monies paid to it by the Custodian with  respect  to  any  redemption,  pay  over  or  cause  to be  paid  over  in the appropriate manner such monies as instructed by the redeeming Shareholders;

                    (vi)     Effect  transfers  of  Shares by the  registered  owners  thereof  upon  receipt  of appropriate instructions;

                    (vii)    Prepare and transmit payments for dividends and  distributions  declared by the Fund on behalf of the applicable Portfolio;

                    (viii)   Issue  replacement  certificates for those  certificates  alleged to have been lost,
                             stolen  or  destroyed  upon  receipt  by  the  Transfer  Agent  of   indemnification
                             satisfactory  to the Transfer  Agent and protecting the Transfer Agent and the Fund, and the Transfer Agent at its option,  may issue  replacement  certificates in place
                             of  mutilated  stock  certificates  upon  presentation   thereof  and  without  such
                             indemnity;

                    (ix)     Maintain  records of account for and advise the Fund and its  Shareholders as to the foregoing; and

                    (x)      Record  the  issuance  of  shares  of the Fund  and  maintain  pursuant  to SEC Rule
                             17Ad-10(e) a record of the total number of shares of the Fund which are  authorized, based  upon data  provided  to it by the  Fund,  and  issued  and  outstanding.  The
                             Transfer  Agent shall also provide the Fund on a regular basis with the total number of shares  which  are  authorized  and  issued  and  outstanding  and shall  have no obligation,  when recording the issuance of shares,  to monitor the issuance of such shares  or to take  cognizance  of any laws  relating  to the  issue or sale of such shares, which functions shall be the sole responsibility of the Fund.

           (b)      In addition  to and neither in lieu nor in  contravention  of the  services  set forth in the above  paragraph  (a), the  Transfer  Agent shall:  (i) perform the  customary  services of a transfer agent,  dividend  disbursing  agent,  custodian of certain  retirement plans and, as relevant,  agent in connection with  accumulation,  open-account or similar plans  (including without limitation any periodic  investment plan or periodic withdrawal  program),  including but not limited to:  maintaining  all Shareholder  accounts,  preparing  Shareholder  meeting
                    lists,   mailing   proxies,   mailing   Shareholder   reports  and  prospectuses  to  current
                    Shareholders,  withholding taxes on U.S. resident and non-resident alien accounts,  preparing and filing U.S.  Treasury  Department  Forms 1099 and other  appropriate  forms required with respect  to  dividends  and  distributions  by  federal  authorities  for  all  Shareholders, preparing and mailing  confirmation  forms and statements of account to Shareholders  for all purchases  and  redemptions  of Shares  and other  confirmable  transactions  in  Shareholder
                    accounts,  preparing  and  mailing  activity  statements  for  Shareholders,   and  providing
                    Shareholder  account  information  and (ii)  provide a system  which will  enable the Fund to monitor the total number of Shares sold in each State.

           (c)      The Fund,  on behalf of each  Portfolio,  hereby  agrees and  acknowledges  that the Transfer
                    Agent may rely (i) on the current list of authorized  persons, as provided by the Fund and as may be amended from time to time, in receiving  instructions  to issue shares and (ii) on the
                    Fund's agreement with such authorized  persons that any instructions  received after close of market by persons  having  trading  authority  over the Fund shall be  processed  on the next trading day.

           (d)      Procedures as to who shall provide  certain of these services in Section 1 may be established from time to time by agreement  between the Fund on behalf of each Portfolio and the Transfer
                    Agent per the attached  service  responsibility  schedule.  The  Transfer  Agent may at times perform  only a  portion  of these  services  and the Fund or its  agent  may  perform  these services on the Fund's behalf.

           (e)      The  Transfer  Agent  shall  provide  additional  services  on  behalf  of  the  Fund  (i.e., escheatment  services)  which may be agreed upon in writing between the Fund and the Transfer
                    Agent.

2.         Fees and Expenses

2.1        For the  performance by the Transfer Agent  pursuant to this  Agreement,  the Fund agrees on behalf of each of the  Portfolios  to pay the  Transfer  Agent an annual  maintenance  fee for each  Shareholder account  as set  out in the  initial  fee  schedule  attached  hereto.  Such  fees  and  out-of-pocket expenses and advances  identified  under Section 2.2 below may be changed from time to time subject to mutual written agreement between the Fund and the Transfer Agent.

2.2        In  addition  to the fee paid  under  Section  2.1  above,  the Fund  agrees  on behalf of each of the
           Portfolios to reimburse the Transfer Agent for  out-of-pocket  expenses,  including but not limited to confirmation  production,  postage,  forms,  telephone,  microfilm,  microfiche,  tabulating  proxies, records  storage,  or  advances  incurred  by the  Transfer  Agent  for the  items  set out in the fee schedule  attached  hereto.  In addition,  any other  expenses  incurred by the Transfer  Agent at the request or with the consent of the Fund,  will be reimbursed  by the Fund on behalf of the  applicable
           Portfolio.

2.3        The Fund agrees on behalf of each of the Portfolios to pay all fees and  reimbursable  expenses within five days following the receipt of the respective  billing  notice.  Postage for mailing of dividends, proxies,  Fund  reports  and other  mailings  to all  shareholder  accounts  shall be  advanced to the
           Transfer Agent by the Fund at least seven (7) days prior to the mailing date of such materials.

3.         Representations and Warranties of the Transfer Agent

The Transfer Agent represents and warrants to the Fund that:

3.1        It is a trust  company  duly  organized  and  existing  and in good  standing  under  the  laws of the
           Commonwealth of Massachusetts.

3.2        It is duly qualified to carry on its business in the Commonwealth of Massachusetts.

3.3        It is empowered  under  applicable  laws and by its Charter and By-Laws to enter into and perform this
           Agreement.

3.4        All  requisite  corporate  proceedings  have been taken to authorize it to enter into and perform this
           Agreement.

3.5        It has and will  continue to have access to the  necessary  facilities,  equipment  and  personnel  to perform its duties and obligations under this Agreement.

4.         Representations and Warranties of the Fund

The Fund represents and warrants to the Transfer Agent that:

4.1        It is a  business  trust  duly  organized  and  existing  and in good  standing  under the laws of the
           Commonwealth of Massachusetts.

4.2        It is empowered  under  applicable  laws and by its Declaration of Trust and By-Laws to enter into and perform this Agreement.

4.3        All trust  proceedings  required by said Declaration of Trust and By-Laws have been taken to authorize it to enter into and perform this Agreement.

4.4        It is an open-end and  diversified  management  investment  company  registered  under the  Investment
           Company Act of 1940, as amended.

5.         Data Access and Proprietary Information

5.1        The Fund  acknowledges  that the data  bases,  computer  programs,  screen  formats,  report  formats, interactive design techniques,  and documentation  manuals furnished to the Fund by the Transfer Agent as part of the Fund's ability to access certain  Fund-related  data  ("Customer  Data")  maintained by the Transfer  Agent on data bases under the control and ownership of the Transfer  Agent ("Data Access
           Services")  constitute  copyrighted,  trade secret,  or other proprietary  information  (collectively,
           "Proprietary  Information")  of substantial  value to the Transfer  Agent or other third party.  In no event  shall  Proprietary  Information  be  deemed  Customer  Data.  The  Fund  agrees  to  treat  all
           Proprietary  Information  as  proprietary  to the Transfer  Agent and further agrees that it shall not divulge  any  Proprietary  Information  to any  person  or  organization  except  as  may be  provided hereunder.  Without limiting the foregoing, the Fund agrees for itself and its employees and agents:

           (a)      to access  Customer  Data  solely  from  locations  as may be  designated  in  writing by the
                    Transfer  Agent  and  solely  in  accordance  with  the  Transfer  Agent's   applicable  user
                    documentation;

           (b)      to refrain from copying or duplicating in any way the Proprietary Information;

           (c)      to refrain from obtaining unauthorized access to any portion of the Proprietary  Information, and if such access is inadvertently  obtained,  to inform in a timely manner of such fact and dispose of such information in accordance with the Transfer Agent's instructions;

           (d)      to refrain from causing or allowing the data acquired  hereunder from being  retransmitted to any other computer  facility or other location,  except with the prior written consent of the
                    Transfer Agent;

           (e)      that the Fund shall have  access  only to those  authorized  transactions  agreed upon by the parties;

           (f)      to honor all  reasonable  written  requests  made by the  Transfer  Agent to  protect  at the
                    Transfer  Agent's  expense the rights of the Transfer  Agent in  Proprietary  Information  at
                    common law, under federal copyright law and under other federal or state law.

Each party shall take reasonable  efforts to advise its employees of their  obligations  pursuant to this Section
5.  The obligations of this Section shall survive any earlier termination of this Agreement.

5.2        If the Fund  notifies  the  Transfer  Agent that any of the Data  Access  Services  do not  operate in material  compliance with the most recently issued user documentation for such services,  the Transfer
           Agent  shall  endeavor  in a timely  manner to  correct  such  failure.  Organizations  from which the
           Transfer  Agent may obtain  certain data included in the Data Access  Services are solely  responsible for the  contents  of such  data and the Fund  agrees  to make no claim  against  the  Transfer  Agent arising out of the  contents of such  third-party  data,  including,  but not limited to, the accuracy thereof.  DATA  ACCESS  SERVICES  AND  ALL  COMPUTER  PROGRAMS  AND  SOFTWARE  SPECIFICATIONS  USED IN
           CONNECTION  THEREWITH  ARE PROVIDED ON AN AS IS, AS AVAILABLE  BASIS.  THE  TRANSFER  AGENT  EXPRESSLY
           DISCLAIMS ALL  WARRANTIES  EXCEPT THOSE  EXPRESSLY  STATED HEREIN  INCLUDING,  BUT NOT LIMITED TO, THE
           IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

5.3        If the  transactions  available to the Fund include the ability to originate  electronic  instructions to the  Transfer  Agent in order to (i)  effect the  transfer  or  movement  of cash or Shares or (ii)
           transmit  Shareholder  information or other  information,  then in such event the Transfer Agent shall be entitled to rely on the validity and  authenticity  of such  instruction  without  undertaking  any further  inquiry as long as such  instruction  is undertaken in  conformity  with security  procedures established by the Transfer Agent from time to time.

6.         Indemnification

6.1        The  Transfer  Agent  shall not be  responsible  for,  and the Fund shall on behalf of the  applicable
           Portfolio  indemnify  and hold the  Transfer  Agent  harmless  from and  against,  any and all losses,
           damages,  costs,  charges,  counsel  fees,  payments,   expenses  and  liability  arising  out  of  or
           attributable to:

           (a)      All  actions of the  Transfer  Agent or its  agents or  subcontractors  required  to be taken pursuant to this Agreement,  provided that such actions are taken without gross negligence or willful misconduct.

           (b)      The Fund's breach of any representation, warranty or covenant of the Fund hereunder.

           (c)      The reliance on or use by the Transfer Agent or its agents or  subcontractors of information, records,  documents or services which (i) are received by the Transfer Agent or its agents or subcontractors,  and (ii) have been  prepared,  maintained  or  performed  by the Fund or any other  person  or firm on  behalf  of the Fund  including  but not  limited  to any  previous transfer agent or registrar.

           (d)      The reliance on, or the  carrying out by the Transfer  Agent or its agents or  subcontractors of any instructions or requests of the Fund on behalf of the applicable Portfolio.

           (e)      The offer or sale of Shares in  violation  of any  requirement  under the federal  securities laws or regulations  or the  securities  laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other  determination  or ruling by any federal  agency or any state with  respect to the offer or sale of such Shares in such state.

           (f)      The  negotiation and processing by the Transfer Agent of checks not made payable to the order of  the  Transfer  Agent,  the  Fund,  the  Fund's  management  company,  transfer  agent  or distributor or the retirement  account  custodian or trustee for a plan account  investing in
                    Shares,  which checks are tendered to the  Transfer  Agent for the purchase of Shares  (i.e., checks made payable to prospective or existing  Shareholders,  such checks are commonly known as "third party checks").

6.2        At any time  the  Transfer  Agent  may  apply to any  officer  of the Fund for  instructions,  and may consult with legal counsel with respect to any matter  arising in  connection  with the services to be performed  by the  Transfer  Agent  under this  Agreement,  and the  Transfer  Agent and its agents or subcontractors  shall not be liable and shall be  indemnified  by the Fund on behalf of the applicable
           Portfolio  for any action  taken or  omitted  by it in  reliance  upon such  instructions  or upon the opinion of such counsel.  The Transfer  Agent,  its agents and  subcontractors  shall be protected and indemnified  in acting upon any paper or document  furnished  by or on behalf of the Fund,  reasonably believed  to be  genuine  and to have  been  signed  by the  proper  person  or  persons,  or upon any instruction,  information,  data,  records or documents  provided the Transfer  Agent or its agents or subcontractors  by machine readable input,  telex, CRT data entry or other similar means authorized by the Fund,  and shall not be held to have  notice of any  change  of  authority  of any  person,  until receipt of written  notice thereof from the Fund. The Transfer  Agent,  its agents and  subcontractors shall also be protected  and  indemnified  in  recognizing  stock  certificates  which are  reasonably believed to bear the proper  manual or  facsimile  signatures  of the  officers  of the Fund,  and the proper  countersignature  of any former transfer agent or former registrar,  or of a co-transfer agent or co-registrar.

6.3        In order  that the  indemnification  provisions  contained  in this  Section 6 shall  apply,  upon the assertion  of a claim for  which  the Fund may be  required  to  indemnify  the  Transfer  Agent,  the
           Transfer Agent shall notify the Fund of such  assertion,  and shall keep the Fund advised with respect to all material  developments  concerning  such claim.  The Fund shall have the option to  participate with the  Transfer  Agent in the  defense  of such  claim or to defend  against  said claim in its own name.  The  Transfer  Agent shall in no case confess any claim or make any  compromise  in any case in which the Fund may be required to indemnify  the Transfer  Agent except with the Fund's prior  written consent which shall not be unreasonably withheld.

7.         Standard of Care

           The  Transfer  Agent shall at all times act in good faith in its  performance  of services  under this
           Agreement,  but  assumes  no  responsibility  and shall not be liable for loss or damage due to errors unless said errors are caused by its gross negligence or willful misconduct or that of its employees.

8.         Covenants of the Fund and the Transfer Agent

8.1        The Fund  shall on  behalf  of each of the  Portfolios  promptly  furnish  to the  Transfer  Agent the following:

           (a)      A certified  copy of the  resolution  of the Board of Trustees  of the Fund  authorizing  the appointment of the Transfer Agent and the execution and delivery of this Agreement.

           (b)      A copy of the Declaration of Trust and By-Laws of the Fund and all amendments thereto.

8.2        The Transfer Agent hereby agrees to establish and maintain  facilities and procedures for  safekeeping of stock  certificates,  check forms and facsimile  signature  imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

8.3        The Transfer  Agent shall keep records  relating to the  services to be  performed  hereunder,  in the form and manner as it may deem  advisable.  To the  extent  required  by Section 31 of the  Investment
           Company Act of 1940, as amended,  and the Rules  thereunder,  the Transfer  Agent agrees that all such records  prepared or maintained by the Transfer  Agent relating to the services to be performed by the
           Transfer  Agent  hereunder  are the property of the Fund and will be  preserved,  maintained  and made available in accordance with such Section and Rules,  and will be surrendered  promptly to the Fund on and in accordance with its request.

8.4        The Transfer  Agent and the Fund agree that all books,  records,  information  and data  pertaining to the business of the other party which are  exchanged or received  pursuant to the  negotiation  or the carrying out of this Agreement shall remain  confidential,  and shall not be voluntarily  disclosed to any other person, except as may be required by law or as authorized by the Fund.

8.5        In case of any requests or demands for the  inspection  of the  Shareholder  records of the Fund,  the
           Transfer  Agent  will  endeavor  to notify  the Fund and to  secure  instructions  from an  authorized officer  of the Fund as to such  inspection.  The  Transfer  Agent  reserves  the right,  however,  to exhibit the  Shareholder  records to any person  whenever it is advised by its counsel  that it may be held liable for the failure to exhibit the Shareholder records to such person.

9.         Termination of Agreement

9.1        This  Agreement may be terminated  by either party upon one hundred  twenty (120) days written  notice to the other.

9.2        Should the Fund  exercise its right to  terminate,  all  out-of-pocket  expenses  associated  with the
           movement  of  records  and  material  will  be  borne  by  the  Fund  on  behalf  of  the   applicable
           Portfolio(s).   Additionally,  the  Transfer  Agent  reserves  the  right  to  charge  for  any  other reasonable  expenses  associated with such  termination  and/or a charge  equivalent to the average of three (3) months' fees.

10.        Additional Funds

           In the event that the Fund  establishes  one or more  series of Shares in  addition  to the  Portfolio identified  in the  recitals,  with  respect  to which it desires to have the  Transfer  Agent  render services as transfer  agent under the terms hereof,  it shall so notify the Transfer Agent in writing, and if the  Transfer  Agent agrees in writing to provide  such  services,  such series of Shares shall become a Portfolio hereunder.

11.        Assignment

11.1       Except as provided  in Section  11.3  below,  neither  this  Agreement  nor any rights or  obligations hereunder may be assigned by either party without the written consent of the other party.

11.2       This  Agreement  shall  inure to the benefit of and be binding  upon the parties and their  respective permitted successors and assigns.

11.3       The  Transfer  Agent  may,  without  further  consent  on the part of the  Fund,  subcontract  for the performance  hereof  with (i) Boston  Financial  Data  Services,  Inc.,  a  Massachusetts  corporation
           ("BFDS")  which  is  duly  registered  as a  transfer  agent  pursuant  to  Section  17A(c)(2)  of the
           Securities  Exchange  Act of 1934,  as amended  ("Section  17A(c)(2)"),  (ii) a BFDS  subsidiary  duly registered as a transfer  agent  pursuant to Section  17A(c)(2) or (iii) a BFDS  affiliate;  provided, however,  that the Transfer  Agent shall remain  liable to the Fund for the acts and  omissions of any subcontractor under this Section 11.3 as it is for its own acts and omissions under this Agreement.

12.        Amendment

           This  Agreement  may be amended or  modified  by a written  agreement  executed  by both  parties  and authorized or approved by a resolution of the Board of Trustees of the Fund.

13.        Massachusetts Law to Apply

           This  Agreement  shall be construed and the  provisions  thereof  interpreted  under and in accordance with the laws of the Commonwealth of Massachusetts.

14.        Force Majeure

           In the event  either  party is unable to perform  its  obligations  under the terms of this  Agreement because of acts of God,  strikes,  equipment or transmission  failure or damage  reasonably beyond its control,  or other causes  reasonably  beyond its control,  such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

15.        Consequential Damages

           Neither party to this  Agreement  shall be liable to the other party for  consequential  damages under any provision of this  Agreement or for any  consequential  damages  arising out of any act or failure to act hereunder.

16.        Merger of Agreement

           This Agreement  constitutes the entire  agreement  between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

17.        Limitations of Liability of the Trustees and Shareholders

           A copy of the  Declaration of Trust of the Trust is on file with the Secretary of the  Commonwealth of
           Massachusetts,  and notice is hereby given that this  instrument is executed on behalf of the Trustees of the Trust as Trustees and not  individually  and that the  obligations  of this  instrument are not binding upon any of the  Trustees or  Shareholders  individually  but are binding only upon the assets and property of the Fund.

18.        Counterparts

           This  Agreement may be executed by the parties hereto on any number of  counterparts,  and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

19.        Reproduction of Documents

           This Agreement and all schedules,  exhibits,  attachments  and amendments  hereto may be reproduced by any  photographic,  photostatic,  microfilm,  micro-card,  miniature  photographic  or  other  similar process.  The  parties  hereto  all/each  agree  that any such  reproduction  shall be  admissible  in evidence as the  original  itself in any  judicial or  administrative  proceeding,  whether or not the original  is in  existence  and  whether or not such  reproduction  was made by a party in the regular course of business,  and that any enlargement,  facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement  to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

ATTEST:                                     Thrivent Financial Securities Lending Trust

__________________________                  By:__________________________________
Name:                                           Name:
Title:                                          Title:                          , Duly Authorized

ATTEST:                                     State Street Bank and Trust Company

__________________________                  By:__________________________________
Name:                                           Name:
Title:                                          Title:                          , Duly Authorized

                                         STATE STREET BANK AND TRUST COMPANY
                                           FUND SERVICE RESPONSIBILITIES*

                                                                                          Responsibility
                                                                                     Transfer
Service Performed                                                                      Agent            Fund
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1.       Receives orders for the purchase of Shares.
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2.       Issue Shares and hold Shares in Shareholders accounts.
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3.       Receive redemption requests.
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4.       Effect transactions 1-3 above directly with broker-dealers.
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5.       Pay over monies to redeeming Shareholders.
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6.       Effect transfers of Shares.
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7.       Prepare and transmit dividends and distributions.
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8.       Issue Replacement Certificates.
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9.       Reporting of abandoned property.
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10.      Maintain records of account.
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11.      Maintain  and keep a current  and  accurate  control  book for each issue of securities.
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12.      Mail proxies.
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13.      Mail Shareholder reports.
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14.      Mail prospectuses to current Shareholders.
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15.      Withhold taxes on U.S. resident and non-resident alien accounts.
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16.      Prepare and file U.S. Treasury Department forms.
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17.      Prepare  and  mail   account  and   confirmation   statements   for
         Shareholders.
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18.      Provide Shareholder account information.
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19.      Blue sky reporting.
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*        Such services are more fully described in Section 1.2 (a), (b) and (c) of the Agreement.

ATTEST:                                     Thrivent Financial Securities Lending Trust

__________________________                  By:__________________________________
Name:                                           Name:
Title:                                          Title:                          , Duly Authorized

ATTEST:                                     State Street Bank and Trust Company

__________________________                  By:__________________________________
Name:                                           Name:
Title:                                          Title:                          , Duly Authorized